Savient Pharmaceuticals, Inc.
Restricted Stock Agreement
(Director Grant)
Granted Under the
Amended and Restated 2004 Incentive Plan
     AGREEMENT made [DATE], between Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).
     For valuable consideration, including the Participant’s services to the Company as a member of the Board of Directors of the Company, the parties hereto agree as follows:
     1. Purchase of Shares.
     The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement, the Company’s Director Compensation Plan, and in the Company’s Amended and Restated 2004 Incentive Plan (together with the Company’s Director Compensation Plan, the “Plan”), [#] shares (the “Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”). The Shares will be held in book entry by the Company’s transfer agent in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
     2. Vesting.
          (a) In the event that the Participant ceases to be a member of the Board of Directors of the Company for any reason or no reason prior to the Final Vesting Date, as defined below, any Unvested Shares shall be forfeited immediately and automatically to the Company.
          (b) “Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the time the Shares are forfeited. Except as provided in paragraphs (c) through (d) of this Section 2 and in Section 6(b) below, the “Applicable Percentage” shall be (i) 100% during the three-month period ending on the day before the three month anniversary of the date hereof, (ii) 75% during the three month period beginning on the three month anniversary of the date hereof and ending on the day before the six month anniversary of the date hereof; (iii) 50% during the three month period beginning on the six month anniversary of the date hereof and ending on the day before the nine month anniversary of the date hereof; (iv) 25% during the three month period beginning on the nine month anniversary of the date hereof and ending on the day before the earlier of the one year anniversary of the date hereof or the Company’s next annual meeting of stockholders, the “Final Vesting Date”; and (v) 100% beginning on the Final Vesting Date.
          (c) Notwithstanding the foregoing, if the Participant ceases to be a member of the Board of Directors of the Company prior to the Final Vesting Date, then the “Applicable Percentage” shall immediately and thereafter be 100% less the product of 0.00274% times the number of days that have elapsed after the date hereof and through and including the Participant’s last day as a member of the Board of Directors of the Company.

          (d) Notwithstanding the foregoing, if a Change in Control (as defined in the Company’s Amended and Restated 2004 Incentive Plan) of the Company occurs, the “Applicable Percentage” shall immediately and thereafter be 0%.
     3. Restrictions on Transfer.
          (a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 3 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
          (b) The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.
     4. Restrictive Legends.
     All Shares subject to this Agreement shall be subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:
“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
     5. Provisions of the Plan.
     This Agreement is subject to the provisions of the Plan, copies of which are furnished to the Participant with this Agreement.
     6. Reorganizations.

          (a) As used in this Agreement, a “Reorganization Event” means: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled; (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (iii) any liquidation or dissolution of the Company.
          (b) Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the forfeiture provisions contained in Section 2 and the other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Shares were converted, or for which the Shares were exchanged pursuant to such Reorganization Event, in the same manner and to the same extent as they applied to the Shares. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
          (c) If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.
     7. Miscellaneous.
          (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (b) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.
          (d) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at One Tower Center, 14th floor, East Brunswick, New Jersey 08816 (Attention: President). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

          (e) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (f) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.
          (g) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (h) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
          (i) Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.
          (j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SAVIENT PHARMACEUTICALS, INC.
By:
Name:
Title:

[Name of Participant]
Address: